As filed with the Securities and Exchange Commission on September 13, 1994
                                                  Registration No. 33-81534


                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549
                     POST-EFFECTIVE AMENDMENT NO. 3 TO
                               F O R M  S-1
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933

                        DIVERSIFIED FUTURES TRUST I
          (Exact name of Registrant as specified in its charter)



         Delaware                       6799                  13-3780260
(State or other jurisdiction     (Primary Standard         (I.R.S. Employer
     of incorporation)        Industrial Classification)   Identification No.)


                      One New York Plaza, 13th Floor
                         New York, New York  10292
                              (212) 804-7866
(Address and Telephone number of Registrant's principal executive offices)

                      _______________________________


James M. Kelso                               Copy to:
c/o Prudential Securities Incorporated       Fred M. Santo
One New York Plaza, 13th Floor               Rosenman & Colin LLP
New York, New York  10292                    575 Madison Avenue
(212) 804-7866                               New York, New York  10022

                      _______________________________


This Post-Effective Amendment shall become effective in accordance with provisions of Section 8(c) of the Securities Act of 1933.

                      _______________________________


       FILED FOR THE PURPOSE OF DEREGISTRATION OF UNSOLD SECURITIES

Deregistration of Securities


     Registrant registered an aggregate of $100,000,000 of limited liability interests ("Interests") pursuant to Registration Statement No. 33-81534, as amended, which was declared effective on September 13, 1994. Post-Effective Amendment No. 1 was declared effective on June 14, 1995. Post-Effective Amendment No. 2 was declared effective on April 23, 1996. The Interests were publicly offered pursuant to Rule 415 under the Securities Act of 1933. Pursuant to an undertaking contained in the Registration Statement, the Registrant agreed to deregister any of the Interests that remained unsold at the termination of the public offering.

      On August 31, 1996, the Registrant's offering period expired with accepted subscriptions for $65,908,400 of Interests.
The Registrant hereby amends Registration Statement No. 33-81534 by deregistering the $34,091,600 of unsold Interests.

                  _____________________________


     This Post-Effective Amendment No. 3 to the Registration Statement has been signed below pursuant to Rule 478(a) of the General Rules and Regulations under the Securities Act of 1933, in the City of New York, County of New York and State of New York, on the 30th day of September, 1996.


                    DIVERSIFIED FUTURES TRUST I


                    By: /s/ James M. Kelso
                       ----------------------------------------
                       James M. Kelso
                       c/o Prudential Securities Incorporated
                       Agent for Service